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                                                                    EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF COLE NATIONAL GROUP, INC.
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                                               State of                 Names of Subsidiaries
Corporation Name                               Incorporation            Do Business Under
----------------                               -------------            -----------------

Cole Vision Corporation                        Delaware                 Sears Optical
                                                                        BJ's Optical
                                                                        Target Optical

Bay Cities Optical Company                     California               Target Optical

Western States Optical, Inc.                   Washington               Sears Optical Shop

Cole Vision Canada, Inc.                       New Brunswick            Sears Optical
                                                                        Pearle Vision Center

Cole Vision Services, Inc.                     Delaware

Cole Lenses Supply, Inc.                       Delaware

Pearle Vision Management Care -
HMO of Texas, Inc.                             Texas

Pearle, Inc.                                   Delaware

Pearl Vision, Inc.                             Delaware                 Pearle Vision Center
                                                                        Pearle Vision Express
                                                                        Pearle Eyelab Express
                                                                        Pearle Vision

Pearle Vision of Center Puerto Rico            Commonwealth of          Same as Pearle Vision, Inc.
                                               Puerto Rico

Pearle Vision Care, Inc.                       California               Pearle Vision (HMO)

American Vision Centers, Inc.                  Delaware

NuVison, Inc.                                  Michigan                 Pearle Vision Center
                                                                        Pearle Vision
                                                                        Nuvision

Things Remembered, Inc.                        Delaware

Things Remembered Personalized Gifts, Inc.     Ohio
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